SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2001

Martek Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

MARTEK BIOSCIENCES CORPORATION

Item 5. Other Events.

      On December 18, 2001, Martek Biosciences Corporation (the “Company”) issued 1,177,000 shares of its common stock, $.10 par value per share (the “Common Stock”) for approximately $22 million in cash. The securities were issued to accredited investors in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended. Further information is contained in the Company’s press release announcing the sale of the Common Stock, which is filed as an exhibit to this current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

The following is filed as an exhibit to this current report on Form 8-K:

99.1 Press Release dated December 17, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date:	December 19, 2001	By: /s/ Peter L. Buzy Peter L. Buzy Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number

99.1	Press Release dated December 17, 2001